NEWS
FOR IMMEDIATE RELEASE
Contacts:

Nick Nottoli	Allister Gobin
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Announces September and third quarter 2024 Catastrophe Losses, Run-off Reserve Review and Third Quarter 2024 Implemented Rates

NORTHBROOK, Ill., October 17, 2024 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of September of $889 million or $702 million, after-tax, including $630 million, pre-tax, related to Hurricane Helene. Total catastrophe losses for the third quarter were $1.70 billion or $1.35 billion, after-tax, and total catastrophe losses for September year-to-date were $4.55 billion or $3.60 billion, after-tax.
During the third quarter of 2024, the Company performed its annual run-off property-liability reserve review, which resulted in unfavorable reserve reestimates totaling $58 million or $46 million, after-tax.
Rate increases for Allstate brand auto insurance resulted in a premium impact for rates implemented of 2.9% in third quarter and 6.3% year-to-date, which includes rate increases approved by the Departments of Insurance in New York, New Jersey and Texas this quarter. Our implemented rate exhibit for auto and homeowners insurance has been posted on www.allstateinvestors.com.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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